Exhibit (h)(76)


                  FORM OF TRANSFER AGENCY AGREEMENT SUPPLEMENT

               (CU Members' Liquidity Fund of The RBB Fund, Inc.)


         This supplemental agreement is entered into this ___ day of __________, 2003 by and between THE RBB FUND, INC. (the "Fund") and PFPC Inc., a Massachusetts corporation ("PFPC").

         The Fund is a corporation organized under the laws of the State of Maryland and is an open-end management investment company. The Fund and PFPC have entered into a Transfer Agency Agreement, dated as of November 5, 1991 (as from time to time amended and supplemented, the "Transfer Agency Agreement"), pursuant to which PFPC has undertaken to act as transfer agent, registrar and dividend disbursing agent for the Fund with respect to the portfolios of the Fund, as more fully set forth therein. Certain capitalized terms used without definition in this Transfer Agency Agreement Supplement have the meaning specified in the Transfer Agency Agreement.

         The Fund agrees with PFPC as follows:

         1. ADOPTION OF TRANSFER AGENCY AGREEMENT. The Transfer Agency Agreement is hereby adopted for CU Members' Liquidity Fund (the "Portfolio").

         2. COMPENSATION. As compensation for the services rendered by PFPC during the term of the Transfer Agency Agreement, the Fund will pay to PFPC, with respect to the Portfolio, monthly fees that shall be agreed to from time to time by the Fund and PFPC, for each account open at any time during the month for which payment is being made, plus certain of PFPC's expenses relating to such services as shall be agreed to from time to time by the Fund and PFPC.

         3. COUNTERPARTS. This supplement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the undersigned have entered into this Agreement, intending to be legally bound hereby, as of the date and year first above written.




         THE RBB FUND, INC.                              PFPC INC.

         By:          ______________________        By:        _________________

         Name:        ______________________        Name:      _________________

         Title:       ______________________        Title:     _________________